AXIS Capital Holdings Limited

INVESTOR FINANCIAL SUPPLEMENT

FOURTH QUARTER 2018

AXIS Capital Holdings Limited
92 Pitts Bay Road
Pembroke HM 08 Bermuda

Contact Information:
Matthew Rohrmann
Investor Contact
(212) 940-3339
investorrelations@axiscapital.com

Website Information:
www.axiscapital.com

This report is for informational purposes only. It should be read in conjunction with the documents that we file with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.

AXIS Capital Holdings Limited
FINANCIAL SUPPLEMENT TABLE OF CONTENTS

AXIS Capital Holdings Limited
BASIS OF PRESENTATION

AXIS Capital Holdings Limited's ("AXIS Capital" or the "Company") underwriting operations are organized around its global underwriting platforms, AXIS Insurance and AXIS Re. The Company has determined that it has two reportable segments; insurance and reinsurance.

During the three months ended March 31, 2018, the Company realigned its accident and health business by integrating this business and its operations into the Company's insurance and reinsurance segments. Financial results relating to this business were previously included in the results of the insurance segment of the Company. As a result of the realignment accident and health results are included in the results of both the insurance and reinsurance segments of the Company with effect from January 1, 2018. The results are inclusive of underwriting-related general and administrative expenses attributable to the Company’s accident and health business. In addition, to facilitate comparison of information across periods, certain reclassifications have been made to prior year amounts to conform to the current year's presentation. These reclassifications did not impact results of operations, financial condition or liquidity.

DEFINITIONS AND PRESENTATION

•
All financial information contained herein is unaudited, except for the consolidated balance sheets at December 31, 2017 and December 31, 2016 and consolidated statements of operations for the years then ended.

•	Amounts may not reconcile exactly due to rounding differences.

•	Unless otherwise noted, all data is in thousands, except for ratio information.

•	NM - Not meaningful; NA - Not applicable
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This document contains “forward-looking statements” within the meaning of the U.S. federal securities laws. All statements, other than statements of historical facts included in this document, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections, are "forward-looking statements". In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” or similar expressions. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. Forward-looking statements contained in this document may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair market value of our investment portfolio, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, equity securities' prices, credit spreads and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	the cyclical nature of the re(insurance) business leading to periods with excess underwriting capacity and unfavorable premium rates,

•	the occurrence and magnitude of natural and man-made disasters,

•	losses from war, terrorism and political unrest or other unanticipated losses,

•	actual claims exceeding our loss reserves,

•	general economic, capital and credit market conditions,

•	the failure of any of the loss limitation methods we employ,

•	the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions,

•	our inability to purchase reinsurance or collect amounts due to us,

•	the breach by third parties in our program business of their obligations to us,

•	difficulties with technology and/or data security,

•	the failure of our policyholders and intermediaries to pay premiums,

•	the failure of our cedants to adequately evaluate risks,

•	inability to obtain additional capital on favorable terms, or at all,

•	the loss of one or more key executives,

•	a decline in our ratings with rating agencies,

•	loss of business provided to us by our major brokers and credit risk due to our reliance on brokers,

•	changes in accounting policies or practices,

•	the use of industry catastrophe models and changes to these models,

•	changes in governmental regulations and potential government intervention in our industry,

•	failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices,

•	increased competition,

•	changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom's expected withdrawal from the European Union,

i

•	fluctuations in interest rates, credit spreads, equity securities' prices and/or currency values,

•	the failure to successfully integrate acquired businesses or realize the expected synergies resulting from such acquisitions,

•	the failure to realize the expected benefits or synergies relating to the Company's transformation initiative,

•	changes in tax laws, and

•
the other factors including but not limited to those set forth under Item 1A, 'Risk Factors' and Item 7, 'Management's Discussion and Analysis of Financial Condition and Results of Operations' in our most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS Capital Holdings Limited
BASIS OF PRESENTATION
BUSINESS DESCRIPTIONS

INSURANCE SEGMENT

Our insurance segment offers specialty insurance products to a variety of niche markets on a worldwide basis. The following are the lines of business in our insurance segment:
Property: provides physical loss or damage, business interruption and machinery breakdown cover for virtually all types of property, including commercial buildings, residential premises, construction projects and onshore energy installations. This line of business includes both primary and excess risks, some of which are catastrophe-exposed.
Marine: provides cover for traditional marine classes, including offshore energy, cargo, liability, recreational marine, fine art, specie, hull and war. Offshore energy coverage includes physical damage, business interruption, operators extra expense and liability coverage for all aspects of offshore upstream energy, from exploration and construction through the operation and distribution phases.
Terrorism: provides cover for physical damage and business interruption of an insured following an act of terrorism and includes kidnap and ransom, and crisis management insurance.
Aviation: provides hull and liability as well as specific war cover primarily for passenger airlines but also for cargo operations, general aviation operations, airports, aviation authorities, security firms and product manufacturers.
Credit and Political Risk: provides credit and political risk insurance products for banks, commodity traders, corporations and multilateral and export credit agencies. Cover is provided for a range of risks including sovereign default, credit default, political violence, currency inconvertibility and non-transfer, expropriation, aircraft non-repossession and contract frustration due to political events.
Professional Lines: provides directors’ and officers’ liability, errors and omissions liability, employment practices liability, fiduciary liability, crime, professional indemnity, cyber and privacy insurance, medical malpractice and other financial insurance related covers for commercial enterprises, financial institutions and not-for-profit organizations. This business is predominantly written on a claims-made basis.
Liability: primarily targets primary and low/mid-level excess and umbrella commercial liability risks in the U.S. wholesale markets in addition to primary and excess of loss employers, public and products liability predominately in the UK. Target industry sectors include construction, manufacturing, transportation and trucking and other services.
Accident and Health: includes accidental death, travel insurance and specialty health products for employer and affinity groups.
Discontinued Lines - Novae: includes those lines of business that Novae exited or placed into run-off in the fourth quarter of 2016 and in the first quarter of 2017. These discontinued insurance lines include Financial Institutions, Professional Indemnity, International Liability, International Direct property.

AXIS Capital Holdings Limited
BASIS OF PRESENTATION

BUSINESS DESCRIPTIONS (CONTINUED)

REINSURANCE SEGMENT

Our reinsurance segment provides treaty reinsurance to insurance companies on a worldwide basis. The following are the lines of business in our reinsurance segment:

Catastrophe: provides protection for most catastrophic losses that are covered in the underlying insurance policies written by our cedants. The exposure in the underlying policies is principally property-related but other exposures including workers compensation and personal accident are also covered. The principal perils in this portfolio include hurricane and windstorm, earthquake, flood, tornado, hail and fire. In some instances, terrorism may be a covered peril or the only peril. This business is principally written on an excess of loss basis.
Property: provides protection for property damage and related losses resulting from natural and man-made perils that are covered in underlying personal and commercial policies lines insurance policies written by our cedants. The predominant exposure is to property damage, but other risks, including business interruption and other non-property losses, may also be covered when arising from a covered peril. The most significant perils in this portfolio include windstorm, tornado and earthquake, but other perils such as freezes, riots, floods, industrial explosions, fires, hail and a number of other loss events are also included. This business is written on both a proportional and excess of loss basis.
Professional Lines: provides cover for directors’ and officers’ liability, employment practices liability, medical malpractice, professional indemnity, environmental liability and miscellaneous errors and omissions insurance risks. The underlying business is predominantly written on a claims-made basis. This business is written on both a proportional and excess of loss basis.
Credit and Surety: provides reinsurance of trade credit insurance products and includes both proportional and excess of loss structures. The underlying insurance indemnifies sellers of goods and services in the event of a payment default by the buyer of those goods and services. Credit insurance cover is provided to mortgage guaranty insurers and government sponsored entities. Cover for losses arising from a broad array of surety bonds issued by insurers to satisfy regulatory demands or contract obligations in a variety of jurisdictions around the world is also offered.
Motor: provides cover to insurers for motor liability and property damage losses arising out of any one occurrence. A loss occurrence can involve one or many claimants where the ceding insurer aggregates the claims from the occurrence. Traditional proportional and non-proportional reinsurance as well as structured solutions are offered.
Liability: provides cover to insurers of standard casualty business, excess and surplus casualty business and specialty casualty programs. The primary focus of the underlying business is general liability, although workers' compensation and auto liability covers are also written.
Agriculture: provides protection for risks associated with the production of food and fiber on a global basis for primary insurance companies writing multi-peril crop insurance, crop hail, and named peril covers, as well as custom risk transfer mechanisms for agricultural dependent industries with exposures to crop yield and/or price deviations. The business is provided on both a proportional and aggregate stop loss reinsurance basis.
Engineering: provides coverage for all types of construction risks and risks associated with erection, testing and commissioning of machinery and plants during the construction stage. This line of business also includes coverage for losses arising from operational failures of machinery, plant and equipment and electronic equipment as well as business interruption.
Marine and Other: includes marine, aviation and personal accident reinsurance.
Accident and Health: includes specialty health, accidental health, travel, life and disability reinsurance products which are offered on both a proportional and catastrophic or per life excess of loss basis.
Discontinued Lines - Novae: includes those lines of business that Novae exited or placed into run-off in the fourth quarter of 2016 and in the first quarter of 2017. These discontinued reinsurance lines include Motor Reinsurance, General Liability Reinsurance, and International Facultative property.

AXIS Capital Holdings Limited
FINANCIAL HIGHLIGHTS

		Quarter ended December 31,				Year ended December 31,
		2018	2017	Change		2018	2017	Change
HIGHLIGHTS	Gross premiums written	$1,172,738	$1,096,501	7.0%		$6,910,065	$5,556,273	24.4%
	Gross premiums written - Insurance	78.5%	77.9%	0.6	pts	55.0%	50.7%	4.3	pts
	Gross premiums written - Reinsurance	21.5%	22.1%	(0.6)	pts	45.0%	49.3%	(4.3)	pts
	Net premiums written	$752,698	$729,424	3.2%		$4,658,962	$4,027,143	15.7%
	Net premiums earned	$1,214,469	$1,211,495	0.2%		$4,791,495	$4,148,760	15.5%
	Net premiums earned - Insurance	48.6%	48.4%	0.2	pts	49.3%	43.8%	5.5	pts
	Net premiums earned - Reinsurance	51.4%	51.6%	(0.2)	pts	50.7%	56.2%	(5.5)	pts
	Net income (loss) available (attributable) to common shareholders	$(198,448)	$(38,081)	nm		$396	$(415,779)	nm
	Operating income (loss) [a]	(148,355)	19,879	nm		161,380	(264,559)	nm
	Annualized return on average common equity [b]	(18.1%)	(3.3%)	(14.8)	pts	—%	(8.6%)	8.6	pts
	Annualized operating return on average common equity [c]	(13.6%)	1.7%	(15.3)	pts	3.7%	(5.4%)	9.1	pts
	Total shareholders’ equity	5,030,071	5,341,264	(5.8%)		5,030,071	5,341,264	(5.8%)

PER COMMON SHARE AND COMMON SHARE DATA	Earnings (loss) per diluted common share	($2.37)	($0.46)	nm		$—	($4.94)	nm
	Operating income (loss) per diluted common share [d]	($1.77)	$0.24	nm		$1.92	($3.15)	nm
	Weighted average diluted common shares outstanding	83,582	83,160	0.5%		84,007	84,108	(0.1%)
	Book value per common share	$50.91	$54.91	(7.3%)		$50.91	$54.91	(7.3%)
	Book value per diluted common share (treasury stock method)	$49.93	$53.88	(7.3%)		$49.93	$53.88	(7.3%)
	Tangible book value per diluted common share (treasury stock method) [a]	$46.41	$50.18	(7.5%)		$46.41	$50.18	(7.5%)

FINANCIAL RATIOS	Current accident year loss ratio excluding catastrophe and weather-related losses	65.4%	62.8%	2.6	pts	61.7%	63.7%	(2.0)	pts
	Catastrophe and weather-related losses ratio	22.5%	11.2%	11.3	pts	9.0%	20.4%	(11.4)	pts
	Current accident year loss ratio	87.9%	74.0%	13.9	pts	70.7%	84.1%	(13.4)	pts
	Prior year reserve development	(3.3%)	(4.7%)	1.4	pts	(4.1%)	(4.9%)	0.8	pts
	Net loss and loss expense ratio	84.6%	69.3%	15.3	pts	66.6%	79.2%	(12.6)	pts
	Acquisition cost ratio	21.4%	19.4%	2.0	pts	20.2%	19.9%	0.3	pts
	General and administrative expense ratio	11.3%	12.0%	(0.7)	pts	13.1%	14.0%	(0.9)	pts
	Combined ratio	117.3%	100.7%	16.6	pts	99.9%	113.1%	(13.2)	pts

INVESTMENT DATA	Total assets	$24,132,566	$24,760,177	(2.5%)		$24,132,566	$24,760,177	(2.5%)
	Total cash and invested assets [e]	14,986,704	16,140,251	(7.1%)		14,986,704	16,140,251	(7.1%)
	Net investment income	113,128	100,908	12.1%		438,507	400,805	9.4%
	Net investment gains (losses)	(72,667)	43,038	nm		(150,218)	28,226	nm
	Book yield of fixed maturities	3.1%	2.5%	0.6	pts	3.1%	2.5%	0.6	pts

[a]
Operating income (loss), operating income (loss) per diluted common share, annualized operating return on average common equity ("operating ROACE") and diluted tangible book value per common share are non-GAAP financial measures as defined by Regulation G. The reconciliations of non-GAAP measures to the most comparable GAAP financial measures (net income (loss) available (attributable) to common shareholders, earnings (loss) per diluted common share, annualized return on average common equity ("ROACE") and diluted book value per common share, respectively) are provided in this document, as is a discussion of the rationale for the presentation of these items.

[b]
Annualized ROACE is calculated by dividing net income (loss) available (attributable) to common shareholders for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Net income (loss) available (attributable) to common shareholders for the quarter-periods is annualized.

[c]
Annualized operating ROACE is calculated by dividing operating income (loss) for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Operating income (loss) for the quarter-periods is annualized.

[d]	Operating income (loss) per diluted common share is calculated by dividing operating income (loss) for the period by weighted average diluted common shares outstanding.

[e]
Total cash and invested assets represents the total cash, available for sale investments, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE QUARTERS AND YEARS ENDED DECEMBER 31, 2018 AND 2017

	Quarter ended December 31,		Year ended December 31,
	2018	2017	2018	2017

Revenues
Net premiums earned	$1,214,469	$1,211,495	$4,791,495	$4,148,760
Net investment income	113,128	100,908	438,507	400,805
Net investment gains (losses)	(72,667)	43,038	(150,218)	28,226
Other insurance related income (losses)	(8,189)	3,180	10,622	(1,240)
Bargain purchase gain	—	—	—	15,044
Total revenues	1,246,741	1,358,621	5,090,406	4,591,595

Expenses
Net losses and loss expenses	1,027,343	840,132	3,190,287	3,287,772
Acquisition costs	259,308	234,713	968,835	823,591
General and administrative expenses	137,445	145,723	627,389	579,428
Foreign exchange losses (gains)	(31,232)	44,644	(29,165)	134,737
Interest expense and financing costs	16,675	16,434	67,432	54,811
Transaction and reorganization expenses	18,815	20,748	66,940	26,718
Amortization of value of business acquired	22,797	50,104	172,332	50,104
Amortization of intangible assets	5,251	2,543	13,814	2,543
Total expenses	1,456,402	1,355,041	5,077,864	4,959,704

Income (loss) before income taxes and interest in income (loss) of equity method investments	(209,661)	3,580	12,542	(368,109)
Income tax (expense) benefit	25,921	(31,005)	29,486	7,542
Interest in income (loss) of equity method investments	(4,052)	—	993	(8,402)
Net income (loss)	(187,792)	(27,425)	43,021	(368,969)
Preferred share dividends	10,656	10,656	42,625	46,810
Net income (loss) available (attributable) to common shareholders	$(198,448)	$(38,081)	$396	$(415,779)

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF OPERATIONS - QUARTERLY

	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q4 2016
UNDERWRITING REVENUES
Gross premiums written	$1,172,738	$1,423,707	$1,650,825	$2,662,795	$1,096,501	$730,650
Ceded premiums written	(420,040)	(503,769)	(650,370)	(676,924)	(367,077)	(266,263)
Net premiums written	752,698	919,938	1,000,455	1,985,871	729,424	464,387

Gross premiums earned	1,777,052	1,776,379	1,688,953	1,639,833	1,699,882	1,213,623
Ceded premiums earned	(562,583)	(552,304)	(503,405)	(472,431)	(488,387)	(291,744)
Net premiums earned	1,214,469	1,224,075	1,185,548	1,167,402	1,211,495	921,879
Other insurance related income (losses)	(8,189)	8,475	3,730	6,606	3,180	2,372
Total underwriting revenues	1,206,280	1,232,550	1,189,278	1,174,008	1,214,675	924,251

UNDERWRITING EXPENSES
Net losses and loss expenses	1,027,343	794,959	706,641	661,345	840,132	540,612
Acquisition costs	259,308	248,314	231,952	229,260	234,713	187,305
Underwriting-related general and administrative expenses [a]	114,293	130,251	134,959	139,666	113,700	130,069
Total underwriting expenses	1,400,944	1,173,524	1,073,552	1,030,271	1,188,545	857,986

UNDERWRITING INCOME (LOSS) [b]	(194,664)	59,026	115,726	143,737	26,130	66,265

OTHER (EXPENSES) REVENUE
Net investment income	113,128	114,421	109,960	100,999	100,908	95,517
Net investment gains (losses)	(72,667)	(17,628)	(45,093)	(14,830)	43,038	(20,229)
Corporate expenses [a]	(23,152)	(24,643)	(30,254)	(30,171)	(32,023)	(33,095)
Foreign exchange (losses) gains	31,232	(8,305)	44,099	(37,860)	(44,644)	51,514
Interest expense and financing costs	(16,675)	(16,897)	(17,098)	(16,763)	(16,434)	(12,774)
Transaction and reorganization expenses	(18,815)	(16,300)	(18,772)	(13,054)	(20,748)	—
Amortization of value of business acquired	(22,797)	(39,018)	(53,407)	(57,110)	(50,104)	—
Amortization of intangible assets	(5,251)	(1,753)	(4,029)	(2,782)	(2,543)	—
Total other (expenses) revenues	(14,997)	(10,123)	(14,594)	(71,571)	(22,550)	80,933

INCOME (LOSS) BEFORE INCOME TAXES AND INTEREST IN INCOME (LOSS) OF EQUITY METHOD INVESTMENTS	(209,661)	48,903	101,132	72,166	3,580	147,198
Income tax (expense) benefit	25,921	3,525	(996)	1,036	(31,005)	1,373
Interest in income (loss) of equity method investments	(4,052)	1,667	3,378	—	—	340

NET INCOME (LOSS)	(187,792)	54,095	103,514	73,202	(27,425)	148,911

Preferred share dividends	(10,656)	(10,656)	(10,656)	(10,656)	(10,656)	(16,690)
Loss on repurchase of preferred shares	—	—	—	—	—	(1,309)

NET INCOME (LOSS) AVAILABLE (ATTRIBUTABLE) TO COMMON SHAREHOLDERS	$(198,448)	$43,439	$92,858	$62,546	$(38,081)	$130,912

[a]
Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to total general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses presented above.

[b]
Consolidated underwriting income (loss) is also a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP measure, is presented above and on page 5 (Consolidated Statements of Income - Year).

AXIS Capital Holdings Limited
CONSOLIDATED KEY RATIOS - QUARTERLY

	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q4 2016
KEY RATIOS/PER SHARE DATA
Current accident year loss ratio excluding catastrophe and weather-related losses	65.4%	61.2%	61.5%	58.3%	62.8%	59.6%
Catastrophe and weather-related losses ratio	22.5%	7.5%	3.2%	3.0%	11.2%	6.4%
Current accident year loss ratio	87.9%	68.7%	64.7%	61.3%	74.0%	66.0%
Prior year reserve development	(3.3%)	(3.8%)	(5.1%)	(4.6%)	(4.7%)	(7.4%)
Net loss and loss expense ratio	84.6%	64.9%	59.6%	56.7%	69.3%	58.6%
Acquisition cost ratio	21.4%	20.3%	19.6%	19.6%	19.4%	20.3%
General and administrative expense ratio [a]	11.3%	12.7%	13.9%	14.5%	12.0%	17.8%
Combined ratio	117.3%	97.9%	93.1%	90.8%	100.7%	96.7%

Weighted average common shares outstanding	83,582	83,558	83,539	83,322	83,160	87,552
Weighted average diluted common shares outstanding	83,582	84,107	83,984	83,721	83,160	88,474
Earnings (loss) per common share	($2.37)	$0.52	$1.11	$0.75	($0.46)	$1.50
Earnings (loss) per diluted common share	($2.37)	$0.52	$1.11	$0.75	($0.46)	$1.48
Annualized ROACE	(18.1%)	3.9%	8.3%	5.5%	(3.3%)	9.9%
Annualized operating ROACE	(13.6%)	7.2%	9.5%	10.8%	1.7%	7.6%

[a]	Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF OPERATIONS - YEAR

	Year ended December 31,
	2018	2017	2016
UNDERWRITING REVENUES
Gross premiums written	$6,910,065	$5,556,273	$4,970,208
Ceded premiums written	(2,251,103)	(1,529,130)	(1,217,234)
Net premiums written	4,658,962	4,027,143	3,752,974

Gross premiums earned	6,882,217	5,616,234	4,762,394
Ceded premiums earned	(2,090,722)	(1,467,474)	(1,056,769)
Net premiums earned	4,791,495	4,148,760	3,705,625
Other insurance related income (losses)	10,622	(1,240)	7,222
Total underwriting revenues	4,802,117	4,147,520	3,712,847

UNDERWRITING EXPENSES
Net losses and loss expenses	3,190,287	3,287,772	2,204,197
Acquisition costs	968,835	823,591	746,876
Underwriting-related general and administrative expenses [a]	519,168	449,483	482,701
Total underwriting expenses	4,678,290	4,560,846	3,433,774

UNDERWRITING INCOME (LOSS)	123,827	(413,326)	279,073

OTHER (EXPENSES) REVENUE
Net investment income	438,507	400,805	353,335
Net investment gains (losses)	(150,218)	28,226	(60,525)
Bargain purchase gain	—	15,044	—
Corporate expenses [a]	(108,221)	(129,945)	(120,016)
Foreign exchange (losses) gains	29,165	(134,737)	121,295
Interest expense and financing costs	(67,432)	(54,811)	(51,360)
Transaction and reorganization expenses	(66,940)	(26,718)	—
Amortization of value of business acquired	(172,332)	(50,104)	—
Amortization of intangible assets	(13,814)	(2,543)	—
Total other (expenses) revenues	(111,285)	45,217	242,729

INCOME (LOSS) BEFORE INCOME TAXES AND INTEREST IN INCOME (LOSS) OF EQUITY METHOD INVESTMENTS	12,542	(368,109)	521,802
Income tax (expense) benefit	29,486	7,542	(6,340)
Interest in income (loss) of equity method investments	993	(8,402)	(2,094)

NET INCOME (LOSS)	43,021	(368,969)	513,368

Preferred share dividends	(42,625)	(46,810)	(46,597)
Loss on repurchase of preferred shares	—	—	(1,309)

NET INCOME (LOSS) AVAILABLE (ATTRIBUTABLE) TO COMMON SHAREHOLDERS	$396	$(415,779)	$465,462
[a] Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to total general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses presented above.

AXIS Capital Holdings Limited
CONSOLIDATED KEY RATIOS - YEAR

	Year ended December 31,
	2018	2017	2016
KEY RATIOS/PER SHARE DATA
Current accident year loss ratio excluding catastrophe and weather-related losses	61.7%	63.7%	61.8%
Catastrophe and weather-related losses ratio	9.0%	20.4%	5.6%
Current accident year loss ratio	70.7%	84.1%	67.4%
Prior year reserve development	(4.1%)	(4.9%)	(7.9%)
Net loss and loss expense ratio	66.6%	79.2%	59.5%
Acquisition cost ratio	20.2%	19.9%	20.2%
General and administrative expense ratio [a]	13.1%	14.0%	16.2%
Combined ratio	99.9%	113.1%	95.9%

Weighted average common shares outstanding	83,501	84,108	90,772
Weighted average diluted common shares outstanding	84,007	84,108	91,547
Earnings (loss) per common share	$—	($4.94)	$5.13
Earnings (loss) per diluted common share	$—	($4.94)	$5.08
ROACE	—%	(8.6%)	9.0%
Operating ROACE	3.7%	(5.4%)	7.9%
[a] Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

AXIS Capital Holdings Limited
CONSOLIDATED SEGMENT DATA

	Quarter ended December 31, 2018			Year ended December 31, 2018
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
UNDERWRITING REVENUES
Gross premiums written	$920,736	$252,002	$1,172,738	$3,797,592	$3,112,473	$6,910,065
Net premiums written	576,606	176,092	752,698	2,324,747	2,334,215	4,658,962

Gross premiums earned	937,784	839,268	1,777,052	3,757,436	3,124,781	6,882,217
Ceded premiums earned	(347,305)	(215,278)	(562,583)	(1,394,830)	(695,892)	(2,090,722)
Net premiums earned	590,479	623,990	1,214,469	2,362,606	2,428,889	4,791,495
Other insurance related income (losses)	101	(8,290)	(8,189)	3,460	7,162	10,622
Total underwriting revenues	590,580	615,700	1,206,280	2,366,066	2,436,051	4,802,117

UNDERWRITING EXPENSES
Net losses and loss expenses	428,525	598,818	1,027,343	1,494,323	1,695,964	3,190,287
Acquisition costs	109,111	150,197	259,308	399,193	569,642	968,835
Underwriting-related general and administrative expenses	89,858	24,435	114,293	395,252	123,916	519,168
Total underwriting expenses	627,494	773,450	1,400,944	2,288,768	2,389,522	4,678,290

UNDERWRITING INCOME (LOSS)	$(36,914)	$(157,750)	$(194,664)	$77,298	$46,529	$123,827

Catastrophe and weather-related losses, net of reinstatement premiums	92,128	177,002	269,130	203,862	225,861	429,723
Favorable prior period reserve development	32,257	7,321	39,578	92,806	106,856	199,662

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	62.4%	68.3%	65.4%	58.5%	64.8%	61.7%
Catastrophe and weather-related losses ratio	15.6%	28.8%	22.5%	8.7%	9.4%	9.0%
Current accident year loss ratio	78.0%	97.1%	87.9%	67.2%	74.2%	70.7%
Prior period reserve development	(5.4%)	(1.1%)	(3.3%)	(4.0%)	(4.4%)	(4.1%)
Net loss and loss expense ratio	72.6%	96.0%	84.6%	63.2%	69.8%	66.6%
Acquisition cost ratio	18.5%	24.1%	21.4%	16.9%	23.5%	20.2%
Underwriting-related general and administrative expense ratio	15.2%	3.9%	9.4%	16.8%	5.1%	10.8%
Corporate expense ratio			1.9%			2.3%
Combined ratio	106.3%	124.0%	117.3%	96.9%	98.4%	99.9%

AXIS Capital Holdings Limited
GROSS PREMIUMS WRITTEN BY SEGMENT BY LINE OF BUSINESS

							Year ended December 31,
	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q4 2016	2018	2017

INSURANCE SEGMENT
Property	$245,851	$307,014	$344,737	$295,206	$240,246	$150,511	$1,192,807	$738,373
Marine	56,202	88,412	95,690	126,743	59,387	34,311	367,047	241,393
Terrorism	12,920	16,032	15,812	16,900	13,044	10,056	61,663	47,514
Aviation	23,496	24,116	21,048	21,013	24,472	16,062	89,673	83,906
Credit and Political Risk	70,206	44,761	30,736	44,731	40,212	15,631	190,433	91,316
Professional Lines	328,078	281,928	297,243	207,965	309,905	254,942	1,115,213	922,502
Liability	144,277	153,356	150,167	105,661	114,631	94,233	553,461	473,935
Accident and Health	37,080	42,883	69,860	60,674	37,594	20,628	210,502	201,159
Discontinued Lines	2,626	10,862	1,351	1,955	14,820	—	16,793	14,820
TOTAL INSURANCE SEGMENT	920,736	969,364	1,026,644	880,848	854,311	596,374	3,797,592	2,814,918

REINSURANCE SEGMENT
Catastrophe	41,137	64,919	148,304	281,883	25,703	8,193	536,243	436,707
Property	(3,345)	85,135	60,293	200,707	11,344	(1,020)	342,789	352,609
Professional Lines	19,312	26,418	116,273	106,178	34,500	33,309	268,181	252,272
Credit and Surety	28,442	51,683	52,685	196,316	22,069	3,975	329,126	205,352
Motor	21,921	22,450	43,279	412,077	18,022	7,683	499,727	391,923
Liability	50,790	137,625	91,343	159,009	51,702	57,109	438,767	420,701
Agriculture	14,131	12,765	53,953	145,397	17,763	6,963	226,246	236,200
Engineering	24,099	3,149	6,604	26,506	19,134	12,173	60,358	77,134
Marine and Other	3,354	1,107	13,631	26,647	3,209	(5,181)	44,741	55,925
Accident and Health	51,050	49,114	37,808	227,689	39,131	11,072	365,660	312,919
Discontinued Lines	1,111	(22)	8	(462)	(387)	—	635	(387)
TOTAL REINSURANCE SEGMENT	252,002	454,343	624,181	1,781,947	242,190	134,276	3,112,473	2,741,355

CONSOLIDATED TOTAL	$1,172,738	$1,423,707	$1,650,825	$2,662,795	$1,096,501	$730,650	$6,910,065	$5,556,273

AXIS Capital Holdings Limited
INSURANCE SEGMENT DATA - QUARTERLY

	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q4 2016
UNDERWRITING REVENUES
Gross premiums written	$920,736	$969,364	$1,026,644	$880,848	$854,311	$596,374
Net premiums written	576,606	602,070	598,179	547,893	515,826	362,997

Gross premiums earned	937,784	990,529	924,704	904,421	929,346	617,165
Ceded premiums earned	(347,305)	(375,734)	(347,433)	(324,362)	(343,186)	(225,310)
Net premiums earned	590,479	614,795	577,271	580,059	586,159	391,855
Other insurance related income	101	1,526	1,214	620	2,091	146
Total underwriting revenues	590,580	616,321	578,485	580,679	588,250	392,001

UNDERWRITING EXPENSES
Net losses and loss expenses	428,525	415,488	328,773	321,538	372,190	242,733
Acquisition costs	109,111	111,888	90,864	87,329	92,293	54,766
Underwriting-related general and administrative expenses	89,858	100,656	102,369	102,370	85,979	88,749
Total underwriting expenses	627,494	628,032	522,006	511,237	550,462	386,248

UNDERWRITING INCOME (LOSS)	$(36,914)	$(11,711)	$56,479	$69,442	$37,788	$5,753

Catastrophe and weather-related losses, net of reinstatement premiums	92,128	61,814	22,922	28,247	33,613	48,051
Favorable prior period reserve development	32,257	13,478	24,294	22,775	24,879	14,371

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	62.4%	59.7%	57.2%	54.5%	62.0%	53.3%
Catastrophe and weather-related losses ratio	15.6%	10.1%	4.0%	4.9%	5.7%	12.3%
Current accident year loss ratio	78.0%	69.8%	61.2%	59.4%	67.7%	65.6%
Prior period reserve development	(5.4%)	(2.2%)	(4.2%)	(4.0%)	(4.2%)	(3.7%)
Net loss and loss expense ratio	72.6%	67.6%	57.0%	55.4%	63.5%	61.9%
Acquisition cost ratio	18.5%	18.2%	15.7%	15.1%	15.7%	14.0%
Underwriting-related general and administrative expense ratio	15.2%	16.4%	17.7%	17.6%	14.7%	22.6%
Combined ratio	106.3%	102.2%	90.4%	88.1%	93.9%	98.6%

AXIS Capital Holdings Limited
REINSURANCE SEGMENT DATA - QUARTERLY

	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q4 2016
UNDERWRITING REVENUES
Gross premiums written	$252,002	$454,343	$624,181	$1,781,947	$242,190	$134,276
Net premiums written	176,092	317,868	402,276	1,437,978	213,598	101,390

Gross premiums earned	839,268	785,850	764,249	735,412	770,537	596,458
Ceded premiums earned	(215,278)	(176,570)	(155,972)	(148,069)	(145,201)	(66,434)
Net premiums earned	623,990	609,280	608,277	587,343	625,336	530,024
Other insurance related income (losses)	(8,290)	6,949	2,516	5,986	1,089	2,226
Total underwriting revenues	615,700	616,229	610,793	593,329	626,425	532,250

UNDERWRITING EXPENSES
Net losses and loss expenses	598,818	379,471	377,868	339,807	467,941	297,880
Acquisition costs	150,197	136,426	141,088	141,931	142,420	132,540
General and administrative expenses	24,435	29,595	32,590	37,296	27,722	41,320
Total underwriting expenses	773,450	545,492	551,546	519,034	638,083	471,740

UNDERWRITING INCOME (LOSS)	$(157,750)	$70,737	$59,247	$74,295	$(11,658)	$60,510

Catastrophe and weather-related losses, net of reinstatement premiums	177,002	30,232	15,288	6,892	99,160	10,954
Favorable prior period reserve development	7,321	32,182	35,822	31,532	31,680	53,876

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	68.3%	62.6%	65.5%	62.1%	63.6%	64.3%
Catastrophe and weather-related losses ratio	28.8%	5.0%	2.5%	1.1%	16.3%	2.1%
Current accident year loss ratio	97.1%	67.6%	68.0%	63.2%	79.9%	66.4%
Prior period reserve development	(1.1%)	(5.3%)	(5.9%)	(5.3%)	(5.1%)	(10.2%)
Net loss and loss expense ratio	96.0%	62.3%	62.1%	57.9%	74.8%	56.2%
Acquisition cost ratio	24.1%	22.4%	23.2%	24.2%	22.8%	25.0%
General and administrative expense ratio	3.9%	4.8%	5.4%	6.3%	4.4%	7.8%
Combined ratio	124.0%	89.5%	90.7%	88.4%	102.0%	89.0%

AXIS Capital Holdings Limited
REINSURANCE SEGMENT - STRATEGIC CAPITAL PARTNERS

	Quarter ended December 31,		Year ended December 31,
TOTAL MANAGED PREMIUMS [a]	2018	2017	2018	2017
Total managed premiums	$252,002	$242,190	$3,112,473	$2,741,355
Premiums ceded to Harrington Re	20,379	16,156	183,203	194,730
Premiums ceded to Other Strategic Capital Partners	55,531	12,436	595,055	295,307
Net premiums written	$176,092	$213,598	$2,334,215	$2,251,318

FEE INCOME FROM STRATEGIC CAPITAL PARTNERS [b]
Fee income	$5,715	$7,743	$48,461	$36,004

[a]
Total managed premiums represent gross premiums written by the AXIS Reinsurance segment of $252,002 and $242,190 for the three months ended December 31, 2018 and 2017, respectively, and $3,112,473 and $2,741,355 for the years ended December 31, 2018 and 2017, respectively, including premiums written on behalf of our strategic capital partners.

[b]
Fee income from strategic capital partners represents service fees and reimbursement of expenses due to the AXIS Reinsurance segment from its strategic capital partners. Fee income from strategic capital partners included $(8,539) and $4,037 included in other insurance related income (expense) for the three months and year ended December 31, 2018, respectively, and $88 and $5,013 for the three months and year ended December 31, 2017. It also included $14,253 and $44,423 as an offset to general and administrative expenses for the three months and year ended December 31, 2018, respectively, and $7,655 and $30,991 for the three months and year ended December 31, 2017.

AXIS Capital Holdings Limited
NET INVESTMENT INCOME - QUARTERLY AND YEAR

							Year ended December 31,
	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q4 2016	2018	2017

Fixed maturities	$94,108	$89,887	$88,320	$83,958	$82,060	$76,036	$356,273	$312,662
Other investments	4,780	15,933	14,541	13,704	16,885	16,744	48,959	76,858
Equity securities	3,062	2,099	3,158	1,758	3,871	3,462	10,077	14,919
Mortgage loans	3,762	3,322	3,357	3,125	2,810	2,313	13,566	10,780
Cash and cash equivalents	10,796	6,992	5,627	4,153	417	2,138	27,566	10,057
Short-term investments	3,432	3,413	1,645	875	921	1,353	9,365	2,718

Gross investment income	119,940	121,646	116,648	107,573	106,964	102,046	465,806	427,994
Investment expense	(6,812)	(7,225)	(6,688)	(6,574)	(6,056)	(6,529)	(27,299)	(27,189)

Net investment income	$113,128	$114,421	$109,960	$100,999	$100,908	$95,517	$438,507	$400,805

AXIS Capital Holdings Limited
CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2018	2018	2018	2018	2017	2016
ASSETS
Investments:
Fixed maturities, available for sale, at fair value	$11,435,347	$11,767,697	$11,739,305	$11,801,396	$12,622,006	$11,397,114
Equity securities, at fair value	381,633	433,311	417,212	435,742	635,511	638,744
Mortgage loans, held for investment, at amortized cost and fair value	298,650	333,018	344,721	364,769	325,062	349,969
Other investments, at fair value	787,787	833,563	916,191	1,009,587	1,009,373	830,219
Equity method investments	$108,103	112,155	110,488	108,597	108,597	116,000
Short-term investments, at amortized cost and fair value	144,040	156,090	168,944	56,246	83,661	127,461
Total investments	13,155,560	13,635,834	13,696,861	13,776,337	14,784,210	13,459,507
Cash and cash equivalents	1,830,020	1,752,402	1,526,693	1,644,580	1,363,786	1,241,507
Accrued interest receivable	80,335	76,000	79,109	73,928	81,223	74,971
Insurance and reinsurance premium balances receivable	3,007,296	3,463,360	3,810,316	3,892,957	3,012,419	2,313,512
Reinsurance recoverable on unpaid losses	3,501,669	3,217,787	3,152,706	2,986,247	3,159,514	2,276,109
Reinsurance recoverable on paid losses	280,233	221,293	136,530	143,056	179,326	58,813
Deferred acquisition costs	566,622	682,785	708,679	721,820	474,061	438,636
Prepaid reinsurance premiums	1,013,573	1,114,039	1,157,228	1,015,163	809,274	556,344
Receivable for investments sold	32,627	2,140	16,430	19,433	11,621	14,123
Goodwill	102,003	102,003	102,003	102,004	102,003	47,148
Intangible assets	241,568	247,927	250,541	253,808	257,987	37,901
Value of business acquired	35,714	58,511	97,529	150,936	206,838	—
Other assets	285,346	268,945	283,861	307,040	317,915	295,120
TOTAL ASSETS	$24,132,566	$24,843,026	$25,018,486	$25,087,309	$24,760,177	$20,813,691

LIABILITIES
Reserve for losses and loss expenses	$12,280,769	$12,025,947	$11,952,734	$12,034,643	$12,997,553	$9,697,827
Unearned premiums	3,635,758	4,242,108	4,594,150	4,659,858	3,641,399	2,969,498
Insurance and reinsurance balances payable	1,338,991	1,301,580	1,282,585	1,251,629	899,064	493,183
Senior notes and notes payable	1,341,961	1,377,582	1,377,206	1,376,835	1,376,529	992,950
Payable for investments purchased	111,838	220,183	186,180	144,315	100,589	62,550
Other liabilities	393,178	403,354	372,626	355,634	403,779	325,313
TOTAL LIABILITIES	19,102,495	19,570,754	19,765,481	19,822,914	19,418,913	14,541,321

SHAREHOLDERS’ EQUITY
Preferred shares	775,000	775,000	775,000	775,000	775,000	1,126,074
Common shares	2,206	2,206	2,206	2,206	2,206	2,206
Additional paid-in capital	2,308,583	2,304,107	2,295,633	2,289,497	2,299,166	2,299,857
Accumulated other comprehensive income (loss)	(177,110)	(162,312)	(163,168)	(85,216)	92,382	(121,841)
Retained earnings	5,912,812	6,145,482	6,135,625	6,076,294	5,979,666	6,527,627
Treasury shares, at cost	(3,791,420)	(3,792,211)	(3,792,291)	(3,793,386)	(3,807,156)	(3,561,553)
TOTAL SHAREHOLDERS' EQUITY	5,030,071	5,272,272	5,253,005	5,264,395	5,341,264	6,272,370

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$24,132,566	$24,843,026	$25,018,486	$25,087,309	$24,760,177	$20,813,691

Common shares outstanding	83,586	83,557	83,556	83,518	83,161	86,441
Diluted common shares outstanding [b]	85,229	85,335	85,346	85,392	84,745	88,317
Book value per common share	$50.91	$53.82	$53.59	$53.75	$54.91	$59.54
Diluted book value per common share	49.93	52.70	52.47	52.57	53.88	58.27
Diluted tangible book value per common share	$46.41	$49.14	$48.87	$48.94	$50.18	$57.31
Debt to total capital [a]	21.1%	20.7%	20.8%	20.7%	20.5%	13.7%
Debt and preferred equity to total capital	33.2%	32.4%	32.5%	32.4%	32.0%	29.2%

[a]
The debt to total capital ratio is calculated by dividing senior notes and notes payable by total capital. Total capital represents the sum of total shareholders’ equity and senior notes and notes payable.

[b]	Treasury stock method was applied. Under this method, unvested restricted stock units are added to determine the diluted common shares outstanding.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS PORTFOLIO
At December 31, 2018

	Cost or Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Percentage
Fixed Maturities, available for sale
U.S. government and agency	$1,520,142	$4,232	$(8,677)	$1,515,697	10.1%
Non-U.S. government	507,550	1,586	(16,120)	493,016	3.3%
Corporate debt	4,990,279	15,086	(128,444)	4,876,921	32.5%
Agency RMBS	1,666,684	6,508	(29,884)	1,643,308	11.0%
CMBS	1,103,507	2,818	(13,795)	1,092,530	7.3%
Non-Agency RMBS	40,732	1,237	(1,282)	40,687	0.3%
ABS	1,651,350	1,493	(15,240)	1,637,603	10.9%
Municipals	136,068	914	(1,397)	135,585	0.9%
Total fixed maturities	11,616,312	33,874	(214,839)	11,435,347	76.3%

Equity securities
Common stocks	790	112	(375)	527	—%
Exchange-traded funds	213,420	33,498	(10,079)	236,839	1.6%
Bond mutual funds	151,695	—	(7,428)	144,267	0.9%
Total equity securities	365,905	33,610	(17,882)	381,633	2.5%

Total fixed maturities and equity securities	$11,982,217	$67,484	$(232,721)	11,816,980	78.8%

Mortgage loans, held for investment				298,650	2.0%

Other investments (see below)				787,787	5.3%

Equity method investments				108,103	0.7%

Short-term investments				144,040	1.0%

Total investments				13,155,560	87.8%

Cash and cash equivalents [a]				1,830,020	12.2%

Accrued interest receivable				80,335	0.5%

Net receivable/(payable) for investments sold (purchased)				(79,211)	(0.5%)

Total cash and invested assets				$14,986,704	100.0%

				Fair Value	Percentage
Other Investments:
Long/short equity funds				$26,779	3.4%
Multi-strategy funds				153,883	19.5%
Event-driven funds				13,936	1.8%
Direct lending funds				274,478	34.8%
Real estate funds				84,202	10.7%
Private equity funds				64,566	8.2%
Other privately held investments				44,518	5.7%
Collateralized loan obligations - equity tranches				21,271	2.7%
Overseas deposits				104,154	13.2%
Total				$787,787	100.0%

[a]	Includes $597 million of restricted cash and cash equivalents.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS COMPOSITION - QUARTERLY

	Q4 2018		Q3 2018	Q2 2018	Q1 2018	Q4 2017		Q4 2016
	Fair Value %		Fair Value %	Fair Value %	Fair Value %	Fair Value %		Fair Value %
CASH AND INVESTED ASSETS PORTFOLIO
Fixed Maturities:
U.S. government and agency	10.1%		10.5%	11.0%	11.6%	10.7%		11.4%
Non-U.S. government	3.3%		3.6%	3.9%	4.3%	5.0%		3.8%
Corporate debt	32.5%		33.3%	32.2%	30.2%	32.8%		31.2%
MBS:
Agency RMBS	11.0%		10.8%	11.2%	12.5%	14.8%		16.7%
CMBS	7.3%		7.1%	7.4%	6.7%	4.8%		4.5%
Non-agency RMBS	0.3%		0.3%	0.3%	0.3%	0.3%		0.4%
ABS	10.9%		10.8%	10.7%	10.2%	8.9%		8.3%
Municipals	0.9%		0.8%	0.9%	1.0%	0.9%		1.1%

Total Fixed Maturities	76.3%		77.2%	77.6%	76.8%	78.2%		77.4%
Equity securities	2.5%		2.8%	2.8%	2.8%	3.9%		4.3%
Mortgage loans	2.0%		2.2%	2.3%	2.4%	2.0%		2.4%
Other investments	5.3%		5.5%	6.1%	6.6%	6.3%		5.6%
Equity method investments	0.7%		0.7%	0.7%	0.7%	0.7%		0.8%
Short-term investments	1.0%		1.0%	1.0%	0.3%	0.5%		0.9%

Total investments	87.8%		89.4%	90.5%	89.6%	91.6%		91.4%
Cash and cash equivalents	12.2%		11.5%	10.1%	10.7%	8.4%		8.4%
Accrued interest receivable	0.5%		0.5%	0.5%	0.5%	0.5%		0.5%
Net receivable/(payable) for investments sold or purchased	(0.5%)		(1.4%)	(1.1%)	(0.8%)	(0.5%)		(0.3%)
Total Cash and Invested Assets	100.0%		100.0%	100.0%	100.0%	100.0%		100.0%

CREDIT QUALITY OF FIXED MATURITIES	Fair Value %		Fair Value %	Fair Value %	Fair Value %	Fair Value %		Fair Value %
U.S. government and agency	13.3%		13.6%	14.2%	15.2%	13.6%		14.5%
AAA	40.0%		39.3%	39.7%	40.2%	39.5%		36.5%
AA	7.7%		7.7%	7.2%	7.5%	8.3%		9.9%
A	15.5%		16.3%	16.4%	14.9%	16.6%		15.3%
BBB	14.7%		14.1%	13.9%	13.9%	13.9%		13.7%
Below BBB	8.8%		9.0%	8.6%	8.3%	8.1%		10.1%
Total	100.0%		100.0%	100.0%	100.0%	100.0%		100.0%

MATURITY PROFILE OF FIXED MATURITIES	Fair Value %		Fair Value %	Fair Value %	Fair Value %	Fair Value %		Fair Value %
Within one year	3.7%		4.2%	4.0%	4.3%	3.9%		2.7%
From one to five years	41.0%		41.5%	41.1%	39.2%	38.9%		33.8%
From five to ten years	14.8%		15.1%	15.1%	16.2%	18.6%		22.0%
Above ten years	1.8%		1.8%	1.7%	1.7%	1.7%		2.8%
Asset-backed and mortgage-backed securities	38.7%		37.4%	38.1%	38.6%	36.9%		38.7%
Total	100.0%		100.0%	100.0%	100.0%	100.0%		100.0%

CASH AND INVESTED ASSETS PORTFOLIO CHARACTERISTICS
Book yield of fixed maturities	3.1%		2.9%	2.8%	2.7%	2.5%		2.6%
Yield to maturity of fixed maturities	3.6%		3.5%	3.4%	3.2%	2.7%		2.8%
Average duration of fixed maturities (inclusive of duration hedges)	2.8	yrs	2.9 yrs	3.0 yrs	3.1 yrs	3.2	yrs	3.5	yrs
Average credit quality	AA-		AA-	AA-	AA-	AA-		AA-

AXIS Capital Holdings Limited
CORPORATE DEBT COMPOSITION
At December 31, 2018

	Fair Value	% of Total Corporate Debt	% of Total Cash and Invested Assets
Composition by sector - Investment grade
Financial institutions:
U.S. banks	$1,062,714	21.8%	7.1%
Non-U.S. banks	391,362	8.0%	2.6%
Corporate/commercial finance	214,224	4.4%	1.4%
Insurance	121,818	2.5%	0.8%
Investment brokerage	31,270	0.6%	0.2%
Total financial institutions	1,821,388	37.3%	12.1%
Consumer non-cyclicals	459,414	9.4%	3.1%
Consumer cyclicals	316,242	6.5%	2.1%
Communications	284,695	5.8%	1.9%
Technology	219,615	4.5%	1.5%
Energy	206,832	4.2%	1.4%
Non-U.S. government guaranteed	198,457	4.1%	1.3%
Utilities	138,524	2.8%	0.9%
Transportation	130,816	2.7%	0.9%
Industrials	116,416	2.4%	0.8%
Total investment grade	3,892,399	79.7%	26.0%

Total non-investment grade	984,522	20.3%	6.5%

Total corporate debt	$4,876,921	100.0%	32.5%

AXIS Capital Holdings Limited
INVESTMENT PORTFOLIO
TEN LARGEST CORPORATE DEBT HOLDINGS
At December 31, 2018

	Amortized Cost	Net Unrealized Gain (Loss)	Fair Value	% of Total Fixed Maturities
ISSUER [a]
BANK OF AMERICA CORP	$159,463	$(2,616)	$156,847	1.4%
GOLDMAN SACHS GROUP INC	139,622	(4,818)	134,804	1.2%
JP MORGAN CHASE & CO	132,837	(3,538)	129,299	1.1%
WELLS FARGO & COMPANY	126,860	(2,931)	123,929	1.1%
MORGAN STANLEY	126,140	(3,331)	122,809	1.1%
AT&T INC	66,886	(1,187)	65,699	0.6%
CITIGROUP INC	63,644	(875)	62,769	0.5%
FORD MOTOR COMPANY	56,740	(3,540)	53,200	0.5%
GENERAL MOTORS COMPANY	50,775	(1,175)	49,600	0.4%
CVS HEALTH CORP	49,693	(383)	49,310	0.4%

[a]
The holdings represent direct investments in fixed maturities of the parent issuer and its major subsidiaries. These investments exclude asset and mortgage backed securities that were issued, sponsored or serviced by the parent.

AXIS Capital Holdings Limited
MORTGAGE-BACKED AND ASSET-BACKED SECURITIES COMPOSITION
At December 31, 2018

	Agencies	AAA	AA	A	BBB	Non-Investment Grade	Total

Residential MBS	$1,643,308	$20,965	$3,066	$1,459	$3,218	$11,979	$1,683,995
Commercial MBS	204,744	824,226	52,875	9,943	742	—	1,092,530
ABS	—	1,506,118	66,236	29,098	10,041	26,110	1,637,603

Total mortgage-backed and asset-backed securities	$1,848,052	$2,351,309	$122,177	$40,500	$14,001	$38,089	$4,414,128

Percentage of total	41.9%	53.3%	2.8%	0.9%	0.3%	0.8%	100.0%

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS

	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q4 2016
Reinsurance recoverable on paid losses and loss expenses:
Insurance	$159,347	$119,275	$85,583	$58,621	$86,272	$40,413
Reinsurance	121,112	102,234	51,108	84,534	93,054	18,400
Total	$280,459	$221,509	$136,691	$143,155	$179,326	$58,813

Reinsurance recoverable on unpaid losses and loss expenses: Case reserves:
Insurance	$791,215	$789,143	$772,718	$778,498	$930,132	$723,265
Reinsurance	327,067	250,812	239,986	175,363	151,062	36,326
Total	$1,118,282	$1,039,955	$1,012,704	$953,861	$1,081,194	$759,591

Reinsurance recoverable on unpaid losses and loss expenses: IBNR
Insurance	$1,919,002	$1,809,504	$1,787,763	$1,757,091	$1,807,607	$1,489,953
Reinsurance	484,754	387,508	370,161	291,979	287,551	46,955
Total	$2,403,756	$2,197,012	$2,157,924	$2,049,070	$2,095,158	$1,536,908

Provision against reinsurance recoverable on unpaid losses and loss expenses:
Insurance	$(18,191)	$(17,613)	$(17,210)	$(16,248)	$(16,420)	$(19,889)
Reinsurance	(2,404)	(1,783)	(873)	(535)	(418)	(501)
Total	$(20,595)	$(19,396)	$(18,083)	$(16,783)	$(16,838)	$(20,390)

Net reinsurance recoverables:
Insurance	$2,851,373	$2,700,309	$2,628,854	$2,577,962	$2,807,591	$2,233,742
Reinsurance	930,529	738,771	660,382	551,341	531,249	101,180
Total	$3,781,902	$3,439,080	$3,289,236	$3,129,303	$3,338,840	$2,334,922

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS
At December 31, 2018

Categories	Reinsurance Recoverable	Collateral	Reinsurance Recoverable Net of Collateral	% of Total Reinsurance Recoverable Net of Collateral	% of Total Shareholders’ Equity	Provision Against Reinsurance Recoverable	Provision Against Reinsurance Recoverable as % of Gross Recoverable	Reinsurance recoverable on unpaid and paid losses
Top 10 reinsurers based on gross recoverables	$2,242,138	$(306,118)	$1,936,020	60.9%	38.5%	$(10,213)	0.5%	$2,231,925
Other reinsurers balances > $20 million	1,137,855	(211,371)	926,484	29.1%	18.4%	(6,098)	0.5%	1,131,757
Other reinsurers balances < $20 million	422,504	(102,480)	320,024	10.0%	6.4%	(4,284)	1.0%	418,220
Total	$3,802,497	$(619,969)	$3,182,528	100.0%	63.3%	$(20,595)	0.5%	$3,781,902
At December 31, 2018, 89.5% (December 31, 2017: 88.8%) of our gross recoverables were collectible from reinsurers rated the equivalent of A- or better by internationally recognized rating agencies.

Top 10 Reinsurers (net of collateral)	% of Total Gross Recoverable Net of Collateral	% of Total Shareholders’ Equity
Lloyds of London	15.7%	9.9%
Swiss Reinsurance America Corporation	12.4%	7.9%
Harrington Re Ltd.	7.7%	4.9%
Transatlantic Reinsurance Company	6.4%	4.0%
Partner Reinsurance Co of US	5.3%	3.3%
Hannover Ruck SE	4.2%	2.7%
Everest Reinsurance Company	3.9%	2.5%
Munich Reinsurance America, Inc	3.0%	1.9%
Liberty Mutual Insurance Company	2.3%	1.5%
AXA Corporate Solutions Assurance	2.3%	1.4%
	63.2%	40.0%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS

	Quarter ended December 31, 2018			Year ended December 31, 2018
	Reserve for losses and loss expenses	Reinsurance recoverable on unpaid losses	Net	Reserve for losses and loss expenses	Reinsurance recoverable on unpaid losses	Net
Reserve for losses and loss expenses

Beginning of period	$12,025,947	$(3,217,787)	$8,808,160	$12,997,553	$(3,159,514)	$9,838,039
Incurred losses and loss expenses	1,605,449	(578,107)	1,027,343	4,755,454	(1,565,167)	3,190,287
Paid losses and loss expenses	(1,287,721)	346,731	(940,990)	(4,138,144)	1,045,330	(3,092,814)
Foreign exchange and other	(62,906)	(52,506)	(115,413)	(1,334,094)	177,682	(1,156,412)

End of period [a]	$12,280,769	$(3,501,669)	$8,779,100	$12,280,769	$(3,501,669)	$8,779,100

[a]
At December 31, 2018, the gross reserve for losses and loss expenses included IBNR of $7,655 million, or 62%, of total gross reserves for loss and loss expenses. At December 31, 2017, the comparable amount was $7,860 million, or 60%.

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS BY SEGMENT

	Quarter ended December 31, 2018			Year ended December 31, 2018
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

Gross losses paid	$676,665	$611,056	$1,287,721	$2,230,940	$1,907,204	$4,138,144
Reinsurance recoverable on paid losses	(254,452)	(92,279)	(346,731)	(758,712)	(286,618)	(1,045,330)

Net losses paid	422,213	518,777	940,990	1,472,228	1,620,586	3,092,814

Change in:
Gross case reserves	(40,794)	199,227	158,433	44,671	463,177	507,848
Gross IBNR	117,212	42,084	159,296	216,658	(107,196)	109,462
Reinsurance recoverable on unpaid loss and loss expense reserves	(70,106)	(161,270)	(231,376)	(239,234)	(280,603)	(519,837)

Total net incurred losses and loss expenses	$428,525	$598,818	$1,027,343	$1,494,323	$1,695,964	$3,190,287

Gross reserve for losses and loss expenses	$6,426,309	$5,854,460	$12,280,769	$6,426,309	$5,854,460	$12,280,769

Net favorable prior year reserve development	$32,257	$7,321	$39,578	$92,806	$106,856	$199,662

Key Ratios

Net paid to net incurred percentage	98.5%	86.6%	91.6%	98.5%	95.6%	96.9%

Net paid losses / Net premiums earned	71.5%	83.1%	77.5%	62.3%	66.7%	64.5%
Change in net loss and loss expense reserves / Net premiums earned	1.1%	12.9%	7.1%	0.9%	3.1%	2.1%
Net loss and loss expense ratio	72.6%	96.0%	84.6%	63.2%	69.8%	66.6%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
INSURANCE - QUARTERLY

	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q4 2016

Gross losses paid	$676,665	$586,874	$478,912	$488,490	$579,122	$412,679
Reinsurance recoverable on paid losses	(254,452)	(198,332)	(162,291)	(143,637)	(158,719)	(121,990)

Net losses paid	422,213	388,542	316,621	344,853	420,403	290,689

Change in:
Gross case reserves	(40,794)	13,241	43,986	28,239	220,300	42,380
Gross IBNR	117,212	55,737	10,784	32,923	(170,581)	(94,630)
Reinsurance recoverable on unpaid loss and loss expense reserves	(70,106)	(42,032)	(42,618)	(84,477)	(97,931)	4,294

Total net incurred losses and loss expenses	$428,525	$415,488	$328,773	$321,538	$372,191	$242,733

Gross reserve for losses and loss expenses	$6,426,309	$6,379,962	$6,301,363	$6,295,947	$7,011,805	$5,198,070

Net favorable prior year reserve development	$32,257	$13,478	$24,294	$22,775	$24,879	$14,371

Key Ratios

Net paid to net incurred percentage	98.5%	93.5%	96.3%	107.3%	113.0%	119.8%

Net paid losses / Net premiums earned	71.5%	63.2%	54.8%	59.5%	71.7%	74.2%
Change in net loss and loss expense reserves / Net premiums earned	1.1%	4.4%	2.2%	(4.1%)	(8.2%)	(12.3%)
Net loss and loss expense ratio	72.6%	67.6%	57.0%	55.4%	63.5%	61.9%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
REINSURANCE - QUARTERLY

	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q4 2016

Gross losses paid	$611,056	$422,678	$426,314	$447,156	$542,160	$341,547
Reinsurance recoverable on paid losses	(92,279)	(79,765)	(46,772)	(67,802)	(91,146)	(8,284)

Net losses paid	518,777	342,913	379,542	379,354	451,014	333,263

Change in:
Case reserves	199,227	76,880	47,664	139,405	94,597	33,093
IBNR	42,084	(10,986)	(5,905)	(132,388)	(90,690)	(44,421)
Reinsurance recoverable on unpaid loss and loss expense reserves	(161,270)	(29,336)	(43,433)	(46,564)	13,020	(24,055)

Total net incurred losses and loss expenses	$598,818	$379,471	$377,868	$339,807	$467,941	$297,880

Gross reserve for losses and loss expenses	$5,854,460	$5,645,985	$5,651,371	$5,738,696	$5,985,747	$4,499,757

Net favorable prior year reserve development	$7,321	$32,182	$35,822	$31,532	$31,680	$53,876

Key Ratios

Net paid to net incurred percentage	86.6%	90.4%	100.4%	111.6%	96.4%	111.9%

Net paid losses / Net premiums earned	83.1%	56.3%	62.4%	64.6%	72.1%	62.9%
Change in net loss and loss expense reserves / Net premiums earned	12.9%	6.0%	(0.3%)	(6.7%)	2.7%	(6.7%)
Net loss and loss expense ratio	96.0%	62.3%	62.1%	57.9%	74.8%	56.2%

AXIS Capital Holdings Limited
NET PROBABLE MAXIMUM LOSSES TO CERTAIN PEAK INDUSTRY CATASTROPHE EXPOSURES - AS OF JANUARY 1, 2019

		Estimated Net Exposures (millions of U.S. dollars)
Territory	Peril	50 Year Return Period	% of Common Shareholders' Equity	100 Year Return Period	% of Common Shareholders' Equity	250 Year Return Period	% of Common Shareholders' Equity
Single zone, single event
Southeast	U.S. Hurricane	$383	9.0%	$441	10.4%	$620	14.6%
Northeast	U.S. Hurricane	52	1.2%	156	3.7%	290	6.8%
Mid-Atlantic	U.S. Hurricane	133	3.1%	315	7.4%	449	10.6%
Gulf of Mexico	U.S. Hurricane	258	6.1%	316	7.4%	394	9.3%
California	Earthquake	253	5.9%	369	8.7%	468	11.0%
Europe	Windstorm	231	5.4%	301	7.1%	376	8.8%
Japan	Earthquake	147	3.5%	227	5.3%	359	8.4%
Japan	Windstorm	60	1.4%	109	2.6%	158	3.7%
The above table shows our Probable Maximum Loss (“PML”) to a single natural peril catastrophe event within certain defined single zones which correspond to peak industry catastrophe exposures at January 1, 2019. The return period refers to the frequency with which losses of a given amount or greater are expected to occur. A zone is a geographic area in which the insurance risks are considered to be correlated to a single catastrophic event. Estimated losses from a modeled event are grouped into a single zone, as shown above, based on where the majority of the total estimated industry loss is expected to occur.
As indicated in the table above, our modeled single occurrence 1-in-100 year return period PML for a Southeast hurricane, net of reinsurance, is approximately $0.4 billion. According to our modeling, there is a one percent chance that on an annual basis, our losses incurred from a Southeast hurricane event could be in excess of $0.4 billion. Conversely, there is a 99% chance that on an annual basis, the loss from a Southeast hurricane will fall below $0.4 billion.
We have developed our PML estimates using multiple commercially available catastrophe vendor models, including AIR and RMS. We weight the use of these vendor models based upon our own judgment and experience, and include in our estimates non-modeled perils and other factors which we believe provide us with a more complete view of catastrophe risk.
A supplementary disclosure entitled “Overview of AXIS Natural Peril Catastrophe Risk Measurement and Management” dated August 3, 2011 is available in the Investor Information section of our website. This disclosure provides an overview of our PML methodology, including our approach to zonal aggregation, as well as information about zonal definitions commonly used by other external parties.
Our PML estimates are based on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. We aim to reduce the potential for model error in a number of ways, foremost by ensuring that management’s judgment supplements the model outputs. We also perform ongoing model validation both within our business units and through our catastrophe model validation unit. These validation procedures include sensitivity testing of models to understand their key variables and, where possible, back testing the model outputs to actual results.
Our estimated net losses from peak zone catastrophes may change from period to period as a result of several factors, which include but are not limited to, updates to vendor catastrophe models, changes in our own modeling, changes in our underwriting portfolios, changes to our reinsurance purchasing strategy and changes in foreign exchange rates.

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION - AS REPORTED, GAAP

	Quarter ended December 31,		Year ended December 31,
	2018	2017	2018	2017

Net income (loss) available (attributable) to common shareholders	$(198,448)	$(38,081)	$396	$(415,779)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Weighted average common shares outstanding	83,582	83,160	83,501	84,108
Dilutive share equivalents:
Share-based compensation plans [a]	—	—	506	—
Weighted average diluted common shares outstanding	83,582	83,160	84,007	84,108

EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) per common share	($2.37)	($0.46)	$—	($4.94)
Earnings (loss) per diluted common share	($2.37)	($0.46)	$—	($4.94)

[a] Due to the net loss incurred in the three months ended December 31, 2018 and 2017 and the year ended December 31, 2017, the share equivalents were anti-dilutive.

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION AND COMMON SHARE ROLLFOWARD - QUARTERLY

	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q4 2016

Net income (loss) available (attributable) to common shareholders	$(198,448)	$43,439	$92,858	$62,546	$(38,081)	$130,912

COMMON SHARES OUTSTANDING
Common shares - at beginning of period	83,557	83,556	83,518	83,161	83,157	88,439
Shares issued and treasury shares reissued	53	1	64	506	8	11
Shares repurchased for treasury	(24)	—	(26)	(149)	(4)	(2,009)
Common shares - at end of period	83,586	83,557	83,556	83,518	83,161	86,441

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average common shares outstanding	83,582	83,558	83,539	83,322	83,160	87,552
Dilutive share equivalents:
Share-based compensation plans [a]	—	549	445	399	—	922
Weighted average diluted common shares outstanding	83,582	84,107	83,984	83,721	83,160	88,474

EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) per common share	($2.37)	$0.52	$1.11	$0.75	($0.46)	$1.50
Earnings (loss) per diluted common share	($2.37)	$0.52	$1.11	$0.75	($0.46)	$1.48

[a] Due to the net loss incurred in the three months ended December 31, 2018 and December 31, 2017 all the share equivalents were anti-dilutive.

AXIS Capital Holdings Limited
BOOK VALUE PER DILUTED COMMON SHARE ANALYSIS - TREASURY STOCK METHOD [a]

	At December 31, 2018

	Common Shareholders’ Equity	Common Shares Outstanding net of Treasury Shares	Per share

Closing stock price			$51.64

Book value per common share	$4,255,071	83,586	$50.91

Dilutive securities: [b]
Restricted units		1,643	(0.98)
Book value per diluted common share	$4,255,071	85,229	$49.93

	At December 31, 2017

	Common Shareholders’ Equity	Common Shares Outstanding net of Treasury Shares	Per share

Closing stock price			$50.26

Book value per common share	$4,566,264	83,161	$54.91
Dilutive securities: [b]
Restricted units		1,584	(1.03)
Book value per diluted common share	$4,566,264	84,745	$53.88

[a]	Under this method unvested restricted stock units are added to determine the diluted common shares outstanding.

[b]	Excludes cash-settled restricted stock units.

AXIS Capital Holdings Limited
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY

	Quarter ended December 31,		Year ended December 31,
	2018	2017	2018	2017
Net income (loss) available (attributable) to common shareholders	$(198,448)	$(38,081)	$396	$(415,779)
Adjustment for:
Net realized investment (gains) losses	72,667	(43,038)	150,218	(28,226)
Associated tax impact	(7,631)	130	(11,642)	2,022
Foreign exchange losses (gains)	(31,232)	44,644	(29,165)	134,737
Associated tax impact	1,094	(3,535)	(4,331)	(7,777)
Transaction and reorganization expenses	18,815	20,748	66,940	26,718
Associated tax impact	(3,620)	(2,618)	(11,036)	(2,839)
Revaluation of net deferred tax asset	—	41,629	—	41,629
Associated tax impact	—	—	—	—
Bargain purchase gain	—	—	—	(15,044)
Associated tax impact	—	—	—	—
Operating income (loss)	$(148,355)	$19,879	$161,380	$(264,559)

Earnings (loss) per diluted common share	$(2.37)	$(0.46)	$—	$(4.94)
Adjustment for:
Net investment (gains) losses	0.87	(0.52)	1.79	(0.34)
Associated tax impact	(0.09)	—	(0.14)	0.03
Foreign exchange losses (gains)	(0.37)	0.54	(0.35)	1.60
Associated tax impact	0.01	(0.04)	(0.05)	(0.09)
Transaction and reorganization expenses	0.23	0.25	0.80	0.32
Associated tax impact	(0.05)	(0.03)	(0.13)	(0.04)
Revaluation of net deferred tax asset	—	0.50	—	0.49
Associated tax impact	—	—	—	—
Bargain purchase gain	—	—	—	(0.18)
Associated tax impact	—	—	—	—
Operating income (loss) per diluted common share	$(1.77)	$0.24	$1.92	$(3.15)

Weighted average diluted common shares outstanding	83,582	83,160	84,007	84,108

Average common shareholders' equity	4,376,172	4,622,982	4,410,668	4,856,280

Annualized ROACE	(18.1)%	(3.3)%	—%	(8.6)%

Annualized operating ROACE	(13.6)%	1.7%	3.7%	(5.4)%

AXIS Capital Holdings Limited
EX-PGAAP OPERATING INCOME AND EX-PGAAP OPERATING RETURN ON AVERAGE COMMON EQUITY

	Quarter ended December 31,		Year ended December 31,
	2018	2017	2018	2017
Net income (loss) available (attributable) to common shareholders	$(198,448)	$(38,081)	$396	$(415,779)
Adjustment for:
Net investment (gains) losses	72,667	(43,038)	150,218	(28,226)
Associated tax impact	(7,631)	130	(11,642)	2,022
Foreign exchange losses (gains)	(31,232)	44,644	(29,165)	134,737
Associated tax impact	1,094	(3,535)	(4,331)	(7,777)
Transaction and reorganization expenses	18,815	20,748	66,940	26,718
Associated tax impact	(3,620)	(2,618)	(11,036)	(2,839)
Revaluation of net deferred tax asset	—	41,629	—	41,629
Associated tax impact	—	—	—	—
Bargain purchase gain	—	—	—	(15,044)
Associated tax impact	—	—	—	—
Operating income (loss)	$(148,355)	$19,879	$161,380	$(264,559)
Adjustment for:
Amortization of VOBA and intangible assets	27,648	$52,647	184,531	$52,647
Associated tax impact	(5,253)	(10,003)	(35,061)	(10,003)
Amortization of acquisition cost	(16,032)	(32,646)	(125,467)	(32,646)
Associated tax impact	3,046	6,203	23,839	6,203
Ex-PGAAP operating income (loss) [a]	$(138,946)	$36,080	$209,222	$(248,358)

Earnings (loss) per diluted common share	$(2.37)	$(0.46)	$—	$(4.94)
Adjustment for:
Net investment (gains) losses	0.87	(0.52)	1.79	(0.34)
Associated tax impact	(0.09)	—	(0.14)	0.03
Foreign exchange losses (gains)	(0.37)	0.54	(0.35)	1.60
Associated tax impact	0.01	(0.04)	(0.05)	(0.09)
Transaction and reorganization expenses	0.23	0.25	0.80	0.32
Associated tax impact	(0.05)	(0.03)	(0.13)	(0.04)
Revaluation of net deferred tax asset	—	0.50	—	0.49
Associated tax impact	—	—	—	—
Bargain purchase gain	—	—	—	(0.18)
Associated tax impact	—	—	—	—
Operating income (loss) per diluted common share	$(1.77)	$0.24	$1.92	$(3.15)
Adjustment for:
Amortization of VOBA and intangible assets	$0.33	$0.63	$2.20	$0.63
Associated tax impact	(0.06)	(0.12)	(0.42)	(0.12)
Amortization of acquisition cost	(0.19)	(0.39)	(1.50)	(0.39)
Associated tax impact	0.03	0.07	0.29	0.08
Ex-PGAAP operating income (loss) per diluted common share [a]	$(1.66)	$0.43	$2.49	$(2.95)

Weighted average diluted common shares outstanding	83,582	83,160	84,007	84,108

Average common shareholders' equity	$4,376,172	$4,622,982	$4,410,668	$4,856,280

Annualized ROACE	(18.1)%	(3.3)%	—%	(8.6)%

Annualized operating ROACE	(13.6)%	1.7%	3.7%	(5.4)%

Annualized ex-PGAAP operating ROACE [a]	(12.7)%	3.1%	4.7%	(5.1)%

[a]
Ex-PGAAP operating income (loss), ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations of non-GAAP measures to the most comparable GAAP financial measures (net income (loss) available (attributable) to common shareholders, earnings (loss) per diluted common share and annualized ROACE, respectively) are provided in the table above, and a discussion of the rationale for the presentation of these items is also provided in this document.

AXIS Capital Holdings Limited
VALUE OF BUSINESS ACQUIRED

Acquisition of Novae Group plc ("Novae")

On October 2, 2017 (the "closing date" or the "acquisition date"), AXIS Specialty UK Holdings Limited, a wholly owned subsidiary of the Company, acquired all of the issued and to be issued share capital of Novae for an aggregate purchase price of $617 million. The results of Novae are included in the results of the Company's insurance and reinsurance segments from that date. The acquisition of Novae was undertaken to accelerate the growth strategy of the Company's international insurance business, and to significantly scale up its capabilities to enable the Company to even better serve its clients and brokers.

At the acquisition date, the Company identified Value of Business Acquired ("VOBA") which represents the present value of the expected underwriting profit within policies that were in-force at the closing date of the transaction, of $257 million, pre-tax.

Amortization of Value of Business Acquired ("VOBA")

VOBA is amortized over its economic useful life and the expense is included in amortization of VOBA in the Consolidated Statement of Operations. The amortization of VOBA affects the Company’s operating income, a non-GAAP financial measure but this expense is not included in the results of the Company's insurance and reinsurance segments.

The estimated amortization expense for VOBA with a finite life is as follows:

VOBA Amortization expense
Q4 2017	$50,104
2018	172,332
2019	26,722
2020	5,139
2021	2,645
2022	—
2023 and thereafter	—
VOBA	256,942
Associated tax impact	(48,992)
VOBA, net of tax [a]	$207,950

[a]
VOBA, net of tax is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to VOBA, the most comparable GAAP financial measure, is provided in the table above and a discussion of the rationale for the presentation of this item is also provided in this document.

The purchase price was allocated to the assets acquired and liabilities assumed of Novae based on estimated fair values at the closing date. This resulted in the write-off of the deferred acquisition cost asset on Novae's balance at the acquisition date as the value of policies in-force on that date are considered within VOBA. Consequently, the expense associated with VOBA is estimated to include all acquisition costs previously paid as well as future profits associated with the policies in-force at acquisition.

AXIS Capital Holdings Limited
TANGIBLE BOOK VALUE PER DILUTED COMMON SHARE

TANGIBLE BOOK VALUE PER DILUTED COMMON SHARE - TREASURY STOCK METHOD [a]
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2018	2018	2018	2018	2017	2016
Common shareholders' equity	$4,255,071	$4,497,272	$4,478,005	$4,489,395	$4,566,264	$5,146,296
Less: goodwill	(102,003)	(102,003)	(102,003)	(102,004)	(102,003)	(47,148)
Less: intangible assets	(241,568)	(247,927)	(250,541)	(253,808)	(257,987)	(37,901)
Associated tax impact	43,814	46,196	45,123	45,524	46,377	13,096
Tangible common shareholders' equity	$3,955,314	$4,193,538	$4,170,584	$4,179,107	$4,252,651	$5,074,343

Diluted common shares outstanding, net of treasury shares	85,229	85,335	85,346	85,392	84,745	88,317

Book value per diluted common share	$49.93	$52.70	$52.47	$52.57	$53.88	$58.27

Tangible book value per diluted common share	$46.41	$49.14	$48.87	$48.94	$50.18	$57.46

[a]	Under this method unvested restricted stock units are added to determine the diluted common shares outstanding. Cash-settled restricted stock units are excluded.

AXIS Capital Holdings Limited
USE OF NON-GAAP FINANCIAL MEASURES

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this document, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), annualized operating ROACE, tangible book value per diluted common share, ex-PGAAP operating income (loss) (in total and on a per share basis) and annualized ex-PGAAP operating ROACE, which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our individual underwriting operations. While this measure is presented in the Segment Information note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our individual underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses and therefore, consolidated underwriting income (loss). General and administrative expenses,the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP measure, is presented in the ''Consolidated Statements of Operations - Quarterly'' and ''Consolidated Statements of Operations - Year'' sections of this document.

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (losses) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the Segment Information note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As such, we believe it appropriate to exclude net investment income and net realized investment gains (losses) from our underwriting profitability measure.

Foreign exchange (losses) gains in our Consolidated Statement of Operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange (losses) gains on our investment portfolio generally offset a large portion of the foreign exchange (losses) gains arising from our underwriting portfolio. As a result, we believe that foreign exchange (losses) gains are not a meaningful contributor to our underwriting performance, therefore, foreign exchange (losses) gains are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our senior notes and notes payable. As these expenses are not incremental and/or directly attributable to our individual underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Bargain purchase gain, recognized upon the acquisition of Compagnie Belge d'Assurances Aviation NV/SA ("Aviabel"), reflects the excess of the fair value of the net identifiable assets acquired over the fair value of consideration transferred and is not indicative of future revenues of the company, therefore, this revenue is excluded from consolidated underwriting income (loss).

Transaction and reorganization expenses are primarily driven by business decisions, the nature and timing of which are unrelated to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets including VOBA arose from business decisions, the nature and timing of which are not related to the underwriting process therefore, these expenses are excluded from consolidated underwriting income (loss).

The revaluation of net deferred tax asset ("DTA") resulted in a tax expense recognized in the fourth quarter of 2017 related to the revaluation of our net DTA , following the reduction in the U.S. corporate income tax rate from 35% to 21% enacted as part of the Tax Cuts and Jobs Act of 2017 ("U.S. Tax Reform"). The nature and timing of the tax expense associated with the U.S. Tax Reform is not related to the underwriting process, therefore, this expense is excluded it from consolidated underwriting income (loss).

Loss on repurchase of preferred shares arose from capital transactions that are not reflective of underlying business performance, therefore, this expense is excluded from consolidated underwriting income (loss).

We believe that presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP financial measure, is included in the''Consolidated Statements of Operations - Quarterly'' and ''Consolidated Statements of Operations - Year'' sections of this document.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of after-tax net realized investment gains (losses), foreign exchange (losses) gains, transaction and reorganization expenses, revaluation of net deferred tax asset and bargain purchase gain.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange (losses) gains in our Consolidated Statements of Operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. However, this movement is only one element of the overall impact of foreign exchange rate fluctuations on our financial position. In addition, we recognize unrealized foreign exchange (losses) gains on our available-for-sale investments in other comprehensive income (loss) and foreign exchange (losses) gains realized upon the sale of these investments in net investment gains (losses). These unrealized and realized foreign exchange (losses) gains generally offset a large portion of the foreign exchange losses (gains) reported separately in net income (loss) available (attributable) to common shareholders, thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As a result, the foreign exchange (losses) gains in our Consolidated Statement of Operations in isolation are not a fair representation of the performance of our business.

Transaction and reorganization expenses associated are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from operating income (loss).

The revaluation of net deferred tax asset ("DTA") resulted in a tax expense recognized in the fourth quarter of 2017 related to the revaluation of our net DTA , due to the reduction in the U.S. corporate income tax rate from 35% to 21% enacted as part of the Tax Cuts and Jobs Act of 2017 ("U.S. Tax Reform"). The nature and timing of the tax expense associated with the U.S. Tax Reform is not related to the underwriting process, therefore, this expense is excluded it from operating income (loss).

Bargain purchase gain, recognized upon the acquisition of Aviabel, reflects the excess of the fair value of the net identifiable assets acquired over the fair value of consideration transferred and is not indicative of future revenues of the company therefore, this revenue is excluded it from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange (losses) gains, transaction and reorganization expenses, revaluation of net deferred tax asset and bargain purchase gain to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange (losses) gains, transaction and reorganization expenses, revaluation of net deferred tax asset and bargain purchase gain reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the "Operating Income" section in this document.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings per diluted common share and annualized ROACE, respectively, in the "Operating Income" section of this document.

Tangible Book Value per Diluted Common Share
Tangible book value represents common shareholders' equity exclusive of goodwill and intangible assets, net of tax. We also present tangible book value per diluted common share calculated under the treasury stock method. A reconciliation of tangible book value per diluted common share to book value per diluted common share, the most comparable GAAP financial measure, is included in the "Tangible Book Value per Diluted Common Share" section of this document.

Tangible book value per diluted common share excludes the impacts of certain purchase accounting adjustments. We believe that this measure, in combination with book value per diluted common share, is useful in assessing value generated for our common shareholders.

Ex-PGAAP Operating Income (Loss)
Ex-PGAAP operating income (loss) represents operating income (loss) exclusive of amortization of VOBA and intangible assets, net of tax and amortization of acquisition costs, net of tax both associated with Novae's balance sheet at October 2, 2017 (the "closing date" or "acquisition date"). We also present ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE in this document, which are derived from the ex-PGAAP operating income (loss) measure. The reconciliation of ex-PGAAP operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure is provided in the "Non-GAAP Financial Measures Reconciliation" section of this document.

The reconciliation of ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE to the most comparable GAAP financial measures, earnings per diluted common share and annualized ROACE, respectively, are also provided in the "Non-GAAP Financial Measures Reconciliation" section of this document.

We believe the presentation of ex-PGAAP operating income (loss), ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE enables investors and other users of our financial information to better analyze the performance of our business.